                                                                   EXHIBIT 99.1


                                 METRICOM, INC.

                             1988 STOCK OPTION PLAN

                               Adopted March 1988
                               Approved July 1988
                             Amended September 1989
                             Approved February 1990
                              Amended October 1990
                             Approved December 1990
                              Amended October 1991
                               Approved March 1992
                            Amended November 1, 1993
                           Approved December 23, 1993
                              Amended January 1995
                               Amended April 1995
                              Approved May 16, 1995
                              Amended January 1996
                             Approved April 24, 1996
                                Amended June 1996

         1. PURPOSE.


                  (a) The purpose of the Plan is to provide a means by which selected key employees, consultants, officers and directors (if declared eligible under paragraph 4) of Metricom, Inc. (the "Company"), and its Affiliates, as defined in subparagraph 1(b), may be given an opportunity to purchase stock of the Company.

                  (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

                  (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as employees, consultants, officers, directors or other service providers to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

                  (d) The Company intends that the options issued under the Plan shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as incentive stock options ("Nonstatutory Stock Options"). All options shall be separately designated Incentive Stock Options or Nonstatutory


                                       1.

Stock Options at the time of grant, and in such form as issued pursuant to paragraph 5, and a separate certificate or certificates shall be issued for shares purchased on exercise of each type of option. An option designated as a Nonstatutory Stock Option shall not be treated as an Incentive Stock Option.

         2. ADMINISTRATION.

                  (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

                  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                           (1) To determine from time to time which of the
persons eligible under the Plan shall be granted options; when and how the option shall be granted; whether the option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each option granted (which need not be identical), including the time or times during the term of each option within which all or portions of such option may be exercised; and the number of shares for which an option shall be granted to each such person.

                           (2) To construe and interpret the Plan and options
granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any option agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                           (3) To amend the Plan as provided in paragraph 10.

                           (4) Generally, to exercise such powers and to perform
such acts as the Board deems necessary or expedient to promote the best interests of the Company.

                  (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be disinterested persons, if required and as defined by the provisions of subparagraph 2(d) and may also be, in the discretion of the Board, "outside directors" as defined in subparagraph 2(e). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board and references to the Board herein shall be construed as references to the Committee. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

                  (d) The term "disinterested person," as used in this Plan, shall mean a director: (i) who was not during the one (1) year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or


                                       2.

any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates except as permitted by Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Rule 16b-3(c)(2)(i)"); or (ii) who is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

                  (e) The term "outside director," as used in this Plan, shall mean a director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the code.

                  (f) Any requirement that an administrator of the Plan be a "disinterested person" shall not apply prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act.

         3. SHARES SUBJECT TO THE PLAN.

                  (a) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be sold pursuant to options granted under the Plan shall not exceed in the aggregate four million one hundred and nineteen thousand five hundred (4,119,500) shares of the Company's Common Stock. If any option granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the Plan.

                  (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

                  (c) An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options (as defined in the Code) are exercisable for the first time by such optionee during any calendar year under all incentive stock option plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). Should it be determined that an option granted under the Plan exceeds such maximum for any reason other than the failure of a good faith attempt to value the stock subject to the option, such option shall be considered a Nonstatutory Stock Option to the extent, but only to the extent, of such excess; provided, however, that should it be determined that an entire option or any portion thereof does not qualify for treatment as an incentive stock option by reason of exceeding such


                                       3.

maximum, such option or the applicable portion shall be considered a Nonstatutory Stock Option.


         4. ELIGIBILITY.

                  (a) Incentive Stock Options may be granted only to key employees (including officers) of the Company or its affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also a key employee of the Company or any Affiliate. Nonstatutory Stock Options may be granted only to employees, consultants, officers, directors or other service providers to the Company or its Affiliates.

                  (b) A director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the director as a person to whom options may be granted, or in the determination of the number of shares which may be covered by options granted to the director:
(i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of "disinterested persons" as defined in subparagraph 2(d); or (ii) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. This subparagraph 4(b) shall not apply if the Board or Committee expressly declares that such requirement shall not apply.

                  (c) No person shall be eligible for the grant of an option under the Plan if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of such stock at the date of grant and the term of the option does not exceed five (5) years from the date of grant.

                  (d) Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, no employee shall be eligible, during any calendar year, to be granted options under the Plan to purchase in excess of four hundred thousand (400,000) shares of the Company's Common Stock.

         5. OPTION PROVISIONS.

                  Each option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:


                  (a) The term of any option shall not be greater than ten (10) years from the date it was granted.


                                       4.

                  (b) The exercise price of each option shall be not less than
(i) one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted (in the case of Incentive Stock Options) or (ii) eighty five percent (85%) of the fair market value of the stock subject to the option on the date the option is granted (in the case of Nonstatutory Stock Options).

                  (c) The purchase price of stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, as specified in the option, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the option is granted or to whom the option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee.

         Notwithstanding the foregoing, an option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of such stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting redemption of the Company's stock or would result in an accounting charge on the Company's financial statements. Furthermore, no promissory note shall be permitted if an exercise using a promissory note would be a violation of any law.

         In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement. The Board or Committee shall have the authority to permit or require the optionee to secure any promissory note used to exercise an option with the shares of stock acquired on exercise of the option and/or with other collateral acceptable to the Company.

         Unless otherwise provided by the Board or the Committee an option may not be exercised by tender to the Company of shares of the Company's stock unless such shares of stock either have been owned by the optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

         Unless otherwise provided by the Board or the Committee, in the event the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

                  (d) An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person


                                       5.

to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO.

                  (e) The total number of shares of stock subject to an option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the option may be exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subparagraph 5(e) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

                  (f) The Company may require any optionee, or any person to whom an option is transferred under subparagraph 5(d), as a condition of exercising any such option, (1) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii), as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

          (g) An option shall terminate three (3) months after termination of the optionee's employment or relationship as a director or consultant with the Company or an Affiliate, unless (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a director or consultant; or (ii) the optionee dies while in the employ of or while serving as a director or consultant to the Company or an Affiliate, or within not more than three (3) months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifies either


                                       6.

(a) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a director or consultant, or (b) that it may be exercised more than three (3) months after termination of the relationship with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a director or consultant.

                  (h) The option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a director with the Company or any Affiliate to exercise the option as to any part or all of the shares subject to the option prior to the stated vesting date of the option or of any installment or installments specified in the option. Any shares so purchased from any unvested installment or option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

                  (i) The option may, but need not, include a provision whereby any tax withholding obligation of the Company, whether federal, state or local arising by reason of the exercise of an option, the lapse of a substantial risk of forfeiture with respect to shares acquired upon such exercise, or the disposition of shares acquired upon such exercise may be satisfied by the retention by the Company of shares otherwise issuable by reason of the exercise of the option.

                  (j) Options granted to directors of the Company (i) must be granted at or above the fair market price of the underlying stock on the date of grant and (ii) shall not be exercisable for at least one year following the date of grant. The provisions of this subparagraph 5(j) shall not apply prior to the date of the first registration of an equity security of the Company under
Section 12 of the Exchange Act.

         6. COVENANTS OF THE COMPANY.

                  (a) During the terms of the options granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

                  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the Plan; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any option granted under the Plan or any stock issued or issuable pursuant to any such option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such options unless and until such authority is obtained.


                                       7.

         7. USE OF PROCEEDS FROM STOCK.

                  Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

         8. MISCELLANEOUS.

                  (a) The Board or the Committee shall have the power to accelerate the time during which an option may be exercised or the time during which an option or any part thereof will vest pursuant to subparagraph 5(e), notwithstanding the provisions in the option stating the time during which it may be exercised or the time during which it will vest. Provided, however, that the Board or Committee shall not exercise this power as a means of circumventing the provisions of paragraph 9(b).

                  (b) Neither an optionee nor any person to whom an option is transferred under subparagraph 5(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

                  (c) Throughout the term of any option granted pursuant to the Plan, the Company shall make available to the holder of such option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the option term, upon request, such financial and other information regarding the Company as comprises the annual report to the shareholders of the Company provided for in the bylaws of the Company.

                  (d) Nothing in the Plan or any instrument executed or option granted pursuant thereto shall confer upon any eligible employee or optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a director) or shall affect the right of the Company or any Affiliate to terminate the employment or directorship of any eligible employee or optionee with or without cause.

         9. ADJUSTMENTS UPON CHANGES IN STOCK.

                  (a) If any change is made in the stock subject to the Plan, or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding options will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, the maximum number of options that may be granted to any employee pursuant to subparagraph 4(d) and the class(es) and number of shares and price per share of stock subject to outstanding options.

                  (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding


                                       8.

the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law, (i) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation elects not to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, with respect to options held by persons then performing services as employees or as consultants or directors for the Company, as the case may be, the time at which such options may first be exercised shall be accelerated and the options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any options outstanding under the Plan shall terminate if not exercised prior to such event.

         10. AMENDMENT OF THE PLAN.

                  (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the vote of a majority of the outstanding shares of the Company entitled to vote, or by the written consent of the holders of the outstanding shares of the company entitled to vote to the extent necessary under applicable laws to obtain incentive stock option treatment under Section 422 of the Code, within twelve
(12) months before or after the adoption of the amendment, where the amendment will:

                        (i) Increase the number of shares reserved for options under the Plan;

                       (ii) Materially modify the requirements as to eligibility for participation in the Plan; or

                      (iii) Materially increase the benefits accruing to participants under the Plan.

                  (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or incentive stock options granted under it into compliance therewith.

                  (c) Rights and obligations under any option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the option was granted and (ii) such person consents in writing.

         11. TERMINATION OR SUSPENSION OF THE PLAN.

                  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 7, 1998 (which date shall be no more than ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of


                                       9.

the Company, whichever is earlier). No options may be granted under the Plan while the Plan is suspended or after it is terminated.

              (b) Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the option was granted.

         12. EFFECTIVE DATE OF PLAN.

                  The Plan shall become effective as determined by the Board, but no options granted under the Plan shall be exercised unless and until the Plan has been approved by the vote of the holders of a majority of the outstanding shares of the Company entitled to vote, or by the written consent of the holders of the outstanding shares of the Company entitled to vote to the extent necessary under applicable laws to obtain incentive stock option treatment under Section 422 of the Code, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.


                                       10.